UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 26, 2014

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 382-7800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 26, 2014, The New Home Company Inc., a Delaware corporation (the “Company”), entered into a senior unsecured, three-year credit facility (the “Credit Facility”) with U.S. Bank National Association d/b/a Housing Capital Company (the “Lender”). The Credit Facility provides for a maximum loan commitment of $125 million and matures on June 26, 2017 with the potential for a one-year extension of the term of the loan, subject to specified conditions and payment of an extension fee.

Subject to the satisfaction of the conditions to advances set forth in the Credit Facility, the Company may borrow for general corporate purposes. In addition to customary representations and warranties, affirmative and negative covenants and events of default, the Credit Facility contains specific financial covenants requiring the Company to maintain on a quarterly basis: (a) a minimum tangible net worth (as defined) requirement of $106.8 million (which amount is subject to increase over time based on earnings from and after March 31, 2014 and proceeds from equity capital investments in the Company), (b) a leverage ratio (as defined) of less than 0.75 to 1.00, (c) an adjusted leverage ratio (as defined) of less than 1.25 to 1.00, (d) minimum liquidity (as defined) equal to or greater than $5.0 million, (e) a fixed charge coverage ratio (EBITDA to interest incurred, as defined) of at least 1.50 to 1.00 (determined at the end of each fiscal quarter on a rolling four-quarter basis), and (f) from and after January 1, 2015, a spec unit test (as defined) not to exceed 50% of the number of new home deliveries during the preceding twelve months or 100% of the number of new home deliveries during the preceding six month period. The foregoing covenants, as well as the borrowing base provisions, limit the amount the Company can borrow or keep outstanding under the Credit Facility. The interest rate on borrowings will be at a rate based on LIBOR plus an applicable margin, ranging from 225 to 300 basis points depending on the Company’s leverage ratio.

The foregoing description is not complete and is qualified in its entirety by reference to the Credit Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. The Company's press release dated July 1, 2014 is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 1, 2014

10.1	Credit agreement, dated June 26, 2014, among The New Home Company Inc. and U.S. Bank National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014

The New Home Company Inc.

	By:	/s/ Wayne Stelmar
Wayne Stelmar, Chief Financial Officer, Secretary and Director

INDEX OF EXHIBITS

Exhibit No.	Description of Document

99.1	Press Release dated July 1, 2014

10.1	Credit agreement, dated June 26, 2014, among The New Home Company Inc. and U.S. Bank National Association